UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)		000-30975 (Commission File Number)

91-1789357 (IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)		68164 (Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On March 3, 2014, Transgenomic, Inc. (“Transgenomic” or the “Company”) entered into an amendment (the “Amendment”) to its Loan and Security Agreement, dated March 13, 2013, with Third Security, LLC and its affiliates for a revolving line of credit and a term loan (the “Loan Agreement”). The Amendment provides that Transgenomic will not be required to make any principal or interest payments under the term loan for the period from March 1, 2014 through March 31, 2015. Accordingly, pursuant to the amended Loan Agreement, the next principal and interest payment under the term loan will be due on April 1, 2015.

The foregoing description of the Amendment does not purport to be a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Series B Preferred Stock Financing

On March 5, 2014, Transgenomic entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and/or their affiliates (collectively, the “Investors”), pursuant to which Transgenomic, in a private placement, sold and issued to the Investors an aggregate of 1,443,297 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a price per share of $4.85 (the “Shares”) for an aggregate purchase price of approximately $7,000,000 (the “Private Placement”). Each share of Series B Preferred Stock issuable pursuant to the Purchase Agreement is initially convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a rate of 1-for-1, which conversion rate is subject to further adjustment as set forth in the Certificate of Designation of Series B Convertible Preferred Stock (as defined below under Item 5.03). Certain additional terms of the Series B Preferred Stock are described under Item 5.03 below.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated March 5, 2014, with the Investors (the “Registration Rights Agreement”), pursuant to which the Company granted the Investors certain demand, “piggy-back” and S-3 registrations rights covering the resale of the shares of Common Stock underlying the Series B Preferred Stock issued pursuant to the Purchase Agreement and all shares of Common Stock issuable upon any dividend or other distribution with respect thereto.

Third Security, LLC and its affiliates (collectively, “Third Security”), which holds more than 10% of the outstanding voting stock of the Company, participated in the Private Placement. Additionally, Doit L. Koppler II and Robert M. Patzig, directors of the Company, are affiliated with Third Security.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above regarding the Amendment is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on March 5, 2014, the Company sold the Shares to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(2) and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Investors represented that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Private Placement, the Company filed the Amended Series A Certificate of Designation (as defined in Item 5.03) with the Secretary of State of the State of Delaware on March 5, 2014 to, among other things, define the rights and qualifications of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) relative to those of the Series B Preferred Stock. The information disclosed under Item 5.03 of this Current Report on Form 8-K describing the amendments made to the Amended Series A Certificate of Designation is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2014, in connection with the Private Placement, the Company filed a Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock (the “Amended Series A Certificate of Designation”) to, among other things, provide that (1) the holders of the Series A Preferred Stock (together with the Series B Preferred Stock, the “Preferred Stock”), are to vote together as a single voting group with the holders of the Common Stock and the holders of the Series B Preferred Stock, (2) the Company may not take certain actions without the prior written consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, (3) the holders of Preferred Stock are entitled, as a separate voting group, to elect two directors to the Company’s Board of Directors, (4) the holders of Series B Preferred Stock are entitled to receive dividends as set forth in the Series B Certificate of Designation prior and in preference to any payment of dividends to the holders of Series A Preferred Stock, and (5) upon a Change in Control (as defined in the Amended Series A Certificate of Designation) or any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive and to be paid out of the assets or surplus funds of the Company, prior and in preference to any payments to be made to the holders of Series A Preferred Stock and the holders of Common Stock. The information disclosed under Item 3.03 of this Current Report on Form 8-K describing the Amended Series A Certificate of Designation is incorporated by reference into this Item 5.03 in its entirety.

In connection with the Private Placement, the Company also filed the Series B Certificate of Designation with the Secretary of State of the State of Delaware on March 5, 2014, designating 1,443,297 shares of the Company’s Preferred Stock as Series B Preferred Stock, and establishing the rights, preferences and privileges of the Series B Preferred Stock. Generally, the holders of the Series B Preferred Stock are entitled to vote as a single voting group with the holders of the Series A Preferred Stock and the holders of the Common Stock, and the holders of the Series B Preferred Stock are generally entitled to that number of votes equal to the whole number of shares of Common Stock into which the Series B Preferred Stock may be converted. Initially, each share of Series B Preferred Stock is convertible into one share of Common Stock. The holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock are entitled to elect, as a separate voting group, two directors of the Company. Additionally, so long as any shares of Preferred Stock are outstanding, the Company is restricted from taking certain actions without the prior written consent of the holders of at least two-thirds of the outstanding Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

Certain rights of the Series B Preferred Stock are senior to the rights of the holders of Series A Preferred Stock and of the holders of Common Stock. Cumulative dividends accrue at a rate of six percent, compounded annually, on the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference equal to its initial price per share, as adjusted for any stock dividends, combinations or splits, plus all accrued but unpaid dividends. The Series B Certificate of Designation also contains an optional redemption provision whereby the holders of a majority of the then issued and outstanding Series B Preferred Stock may, after the fifth anniversary of the closing of the Private Placement, require the Company to redeem all of the then issued and outstanding shares of Series B Preferred Stock at the initial price per share of the Series B Preferred Stock, as adjusted for any stock dividends, combinations or splits, plus all accrued but unpaid dividends. The holders of the Series B Preferred Stock have certain optional conversion rights, and the Series B Preferred Stock conversion rate is subject to adjustment upon the occurrence of certain events, such as certain stock splits, stock dividends, mergers, consolidations, reorganizations, reclassifications and certain dividends.

The foregoing descriptions of the Amended Series A Certificate of Designation and the Series B Certificate of Designation do not purport to be complete and each is qualified in its entirety by reference to the full text of the Amended Series A Certificate of Designation and the Series B Certificate of Designation, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Transgenomic, Inc., as filed with the Secretary of State of the State of Delaware on March 5, 2014.

3.2	Certificate of Designation of Series B Convertible Preferred Stock of Transgenomic, Inc., as filed with the Secretary of State of the State of Delaware on March 5, 2014.

4.1	Registration Rights Agreement, dated as of March 5, 2014, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2014 LLC and Third Security Incentive 2010 LLC.

10.1	Fourth Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated March 3, 2014

10.2	Series B Convertible Preferred Stock Purchase Agreement, dated as of March 5, 2014, by and among Transgenomic, Inc. and Third Security Senior Staff 2008 LLC, Third Security Staff 2014 LLC and Third Security Incentive 2010 LLC.

99.1	Press release issued by the Company on March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

March 6, 2014

	By	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President and Chief Financial Officer